Exhibit 5.1

May 27, 2004

Board of Directors

NVR, Inc.

7601 Lewinsville Road, Suite 300

McLean, Virginia 22102

Gentlemen:

We are acting as counsel to NVR, Inc., a Virginia corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $1,000,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) unsecured debt securities (the “Debt Securities”), (ii) shares of common stock, par value $.01 per share (the “Common Shares”), (iii) shares of preferred stock, par value $.01 per share (the “Preferred Shares”), (iv) Preferred Shares represented by depositary receipts (the “Depositary Shares”), (v) warrants to purchase Debt Securities (the “Debt Warrants”), (vi) warrants to purchase Common Shares (the “Common Stock Warrants”), and (vii) warrants to purchase Preferred Shares or Depositary Shares (the “Preferred Stock Warrants” and, together with the Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Debt Warrants and Common Stock Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	The Restated Articles of Incorporation of the Company, as amended (the “Charter”), as certified by the State Corporation Commission of the Commonwealth of Virginia on May 6, 2004 and May 7, 2004 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

Board of Directors

NVR, Inc.

May 27, 2004

3.	The Bylaws of the Company, as amended (the “Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.	The Trust Indenture between the Company and the Bank of New York, filed as Exhibit 4.3 to the Registration Statement, as supplemented by the First Supplemental Trust Indenture between the Company, NVR Homes, Inc. and the Bank of New York, filed as Exhibit 4.4 to the Registration Statement, the Second Supplemental Indenture between the Company and the Bank of New York, filed as Exhibit 4.5 to the Registration Statement, the Third Supplemental Indenture between the Company and U.S. Bank Trust National Association, filed as Exhibit 4.6 to the Registration Statement, and the Fourth Supplemental Indenture between the Company and U.S. Bank Trust National Association, filed as Exhibit 4.7 to the Registration Statement (collectively, the “Senior Indenture”).

5.	Resolutions of the Board of Directors of the Company adopted at meetings held on April 6, 1998, authorizing the Senior Indenture, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

6.	The form of Subordinated Indenture filed as Exhibit 4.8 to the Registration Statement (the “Subordinated Indenture”).

7.	Resolutions of the Board of Directors of the Company adopted at a meeting held on December 17, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the filing of the Registration Statement and related matters.

In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all Documents submitted to us, the authenticity of all original

Board of Directors

NVR, Inc.

May 27, 2004

Documents, and the conformity to authentic original Documents of all Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Charter, the Bylaws and the Virginia Stock Corporation Act, as amended, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any senior Debt Securities will be issued pursuant to and in accordance with the Senior Indenture and any subordinated Debt Securities will be issued pursuant to and in accordance with the Subordinated Indenture; (iv) before the issuance of any Preferred Shares or Depositary Shares, appropriate articles supplementary will be filed for recordation with the State Corporation Commission of the Commonwealth of Virginia; (v) any Depositary Shares will be issued by a financial institution identified as depositary in and under a deposit agreement between the Company and the depositary for which the governing law shall be the law of the State of New York; (vi) any Debt Warrants will be issued under and in accordance with one or more debt warrant agreements between the Company and a financial institution identified therein as warrant agent for which the governing law shall be the law of the State of New York; (vii) any Common Stock Warrants will be issued under and in accordance with one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent for which the governing law shall be the law of the State of New York; (viii) any Preferred Stock Warrants will be issued under and in accordance with one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent for which the governing law shall be the law of the State of New York; (ix) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action

Board of Directors

NVR, Inc.

May 27, 2004

authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (x) the Company will remain a Virginia corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Debt Warrants, Common Stock Warrants or Preferred Stock Warrants and under the deposit agreement for any Depositary Shares, namely, the trustee, the warrant agent or the depositary, respectively, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such indenture, warrant agreement or deposit agreement, as applicable; that such indenture, warrant agreement or deposit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such indenture, warrant agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement or deposit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b) and (c), the Virginia Stock Corporation Act, as amended and (ii) as to the opinion given in paragraphs (a), (d), (e), (f) and (g), the internal laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the terms “Virginia Stock Corporation Act, as amended” and “the internal laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Virginia Constitution and the New York Constitution, respectively, and reported judicial decisions interpreting these laws.

Board of Directors

NVR, Inc.

May 27, 2004

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants), upon due execution and delivery of the Subordinated Indenture on behalf of the Company and the trustee named therein in the case of the subordinated Debt Securities, and upon authentication by the trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution of certificates therefor and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

(c) The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution of certificates therefor and delivery on behalf of the Company, will be validly issued, fully paid and non-assessable.

(d) The depositary receipts evidencing the Depositary Shares, upon due execution and delivery of a deposit agreement relating thereto on behalf of the Company and the depositary named therein, and due countersignature thereof and issuance against a deposit of Preferred Shares in accordance with the deposit agreement relating thereto, will constitute valid and binding obligations of the Company.

(e) The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(f) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

Board of Directors

NVR, Inc.

May 27, 2004

(g) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraphs (a), (d), (e), (f) and (g) above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

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Board of Directors

NVR, Inc.

May 27, 2004

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/  Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.